Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,370,220
Unrealized Gain (Loss) on Market Value of Futures	4,736,340
Dividend Income	17,412
Interest Income	76,847
ETF Transaction Fees	1,050
Total Income (Loss)	$7,201,869

Expenses
General Partner Management Fees	$61,484
Professional Fees	18,320
Brokerage Commissions	9,367
Non-interested Directors' Fees and Expenses	758
Prepaid Insurance Expense	470
Total Expenses	90,399
Expense Waiver	(16,619)
Net Expenses	$73,780
Net Income (Loss)	$7,128,089

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/17	$96,232,662
Withdrawals (500,000 Shares)	(8,811,878)
Net Income (Loss)	7,128,089

Net Asset Value End of Month	$94,548,873
Net Asset Value Per Share (5,200,000 Shares)	$18.18

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612